Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-236844 and 333-266663) and Form S-8 (No. 333-200348, No. 333-213816, No. 333-216369, No. 333-233204, No. 333-258655, and No. 333-266667) of FibroGen, Inc. of our report dated February 27, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 27, 2023